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                                                                     Exhibit 5.1


                           [General Mills Letterhead]









General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, MN 55344

         Re:  Registration Statement on Form S-3


Ladies and Gentlemen:


         I am Senior Vice President and General Counsel of General Mills, Inc., a Delaware corporation (the "Company"). I and those under my supervision have acted as counsel to the Company in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of (i) $2,333,305,000 aggregate principal amount at maturity of the Company's Zero Coupon Convertible Senior Debentures due 2022 (the "Debentures") and (ii) 29,090,807 shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company issuable upon conversion of the Debentures, plus such indeterminate number of shares of Common Stock as may become issuable as a result of antidilution adjustments (the "Underlying Securities"). The Debentures were issued under an indenture dated as of October 28, 2002 (the "Indenture"), by and between the Company and BNY Midwest Trust Company, as trustee. The Debentures and the Underlying Securities are to be offered and sold by certain securityholders of the Company.


         I and those under my supervision have examined such documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of my opinions set forth below. In rendering my opinions, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. I have relied as to matters of fact (but not legal conclusions), to the extent I deem proper, on certificates of responsible officers of the Company and of public officials.



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General Mills, Inc.
March 13, 2003
Page 2



         Based on the foregoing, I am of the opinion that:

         (i) The Debentures constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (ii) The Underlying Securities have been duly authorized and reserved for issuance upon conversion of the Debentures by all necessary corporate action and such Underlying Securities, when issued upon conversion in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.


         (iii) The Debentures will be treated as indebtedness of the Company for United States federal income tax purposes.



         (iv) The Debentures are subject to the regulations governing contingent payment debt instruments that are contained in Treasury Regulation Section 1.1275-4(b).



         (v) The statements in the prospectus which form a part of the Registration Statement under the caption "United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, accurately summarize in all material respects the United States federal tax laws referred to therein.


         My opinions expressed above are limited to the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America.

         I hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the captions "Legal Matters" and "United States Federal Income Tax Considerations," contained in the prospectus that is part of the Registration Statement.


Dated: March 13, 2003



                                                 Very truly yours,

                                                 /S/ Siri S. Marshall

                                                 Siri S. Marshall
                                                 Senior Vice President
                                                 General Counsel